Exhibit 5.1

[PAUL, WEISS, RIFKIND, WHARTON AND GARRISON LETTERHEAD]

October 24, 2005

Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”) filed by Williams Scotsman, Inc., a Maryland corporation (the “Company”), Williams Scotsman International, Inc., a Delaware corporation and the parent of the Company, as a guarantor (the “Parent Guarantor”), Willscot Equipment, LLC, a Delaware limited liability company, as a subordinated guarantor (the “Subordinated Guarantor”), and the other subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of the Company’s $350,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2015 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors and the subordinated guarantee by the Subordinated Guarantor (the guarantees, together with the subordinated guarantee, the “Guarantees”).  Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $350,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2015 (the “Initial Notes”) issued and sold by the Company on September 29, 2005 in an offering exempt from registration under the Act and the guarantees and the subordinated guarantee of the Initial Notes by the Guarantors and the Subordinated Guarantor.  The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture, dated as of September 29, 2005 (the “Indenture”), among the Company, the Guarantors, the Subordinated Guarantor and The Bank of New York, as trustee.

In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)  the Registration Statement;

(ii)  the Indenture, including as exhibits thereto the forms of Exchange Note and the related Guarantees, included as Exhibit 4.7 to the Registration Statement; and

(iii)  the Registration Rights Agreement, dated as of September 29, 2005 (the “Registration Rights Agreement”), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.8 to the Registration Statement.

In addition, we have examined:  (i) such corporate records of the Parent Guarantor that we have considered appropriate, including a copy of the amended and restated certificate of incorporation, and by-laws, as amended, of the Parent Guarantor, certified by such Parent Guarantor as in effect on the date of this letter and copies of resolutions of the board of directors of the Parent Guarantor relating to the issuance of the Guarantee, certified by such Parent Guarantor; (ii) those limited liability company records of the Subordinated Guarantor, including its operating agreement, dated as of June 28, 2005, as amended, certified as in effect on the date hereof, as we have considered appropriate and the resolutions of the Subordinated Guarantor relating to the issuance of the Subordinated Guarantee, certified by such Subordinated Guarantor, and (iii) those other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Company, the Guarantors and the Subordinated Guarantor made in the Documents and upon certificates of public officials and the officers of the Company and the Guarantors and the Subordinated Guarantor.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.  We have also assumed, without independent investigation, (i) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement and (ii) that the Exchange Notes and Guarantees will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added.

With regard to certain matters of state law and Canadian law, we have, with your permission, relied upon the opinions of (a) Stites & Harbison, PLLC, filed as Exhibit 5.2 to the Registration Statement, (b) Blackwell Sanders Peper Martin LLP, filed as Exhibit 5.3 to the Registration Statement, (c) Hillis, Clark, Martin & Peterson, filed as Exhibit 5.4 to the Registration Statement, (d) Whitford, Taylor & Preston L.L.P., filed as Exhibit 5.5 to the Registration Statement, and (e) Davies Ward Philips & Vineberg LLP, filed as Exhibit 5.6 to the Registration Statement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.                                       When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.                                       When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors and the Subordinated Guarantor, as applicable, enforceable against each of the Guarantors and the Subordinated Guarantor, as applicable, in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited

Liability Company Act of the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP